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Bank of America Corporation and Subsidiaries                       Exhibit 12(a)
Ratio of Earnings to Fixed Charges

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                                                           Nine Months
                                                             Ended                         Year Ended December 31
                                                          September 30, -----------------------------------------------------------
(Dollars in millions)                                         2001         2000          1999        1998        1997        1996
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

Excluding Interest on Deposits

Income before income taxes                                     $7,633      $ 11,788     $12,215    $ 8,048     $10,556     $ 9,311

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                      (5)          (27)       (167)       162         (49)         (7)

Fixed charges:
     Interest expense (including capitalized interest)          7,442        13,806      10,084      9,479       8,219       7,082
     1/3 of net rent expense                                      282           368         342        335         302         282
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        Total fixed charges                                     7,724        14,174      10,426      9,814       8,521       7,364
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Earnings (excluding capitalized interest)                     $15,352       $25,935     $22,474    $18,024     $19,028     $16,668
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Fixed charges                                                  $7,724       $14,174     $10,426     $9,814      $8,521      $7,364
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Ratio of earnings to fixed charges                               1.99          1.83        2.16       1.84        2.23        2.26
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                                                           Nine Months
                                                             Ended                         Year Ended December 31
                                                          September 30, -----------------------------------------------------------
(Dollars in millions)                                         2001         2000          1999        1998        1997        1996
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

Including Interest on Deposits

Income before income taxes                                     $7,633      $ 11,788     $12,215    $ 8,048     $10,556     $ 9,311

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                      (5)          (27)       (167)       162         (49)         (7)

Fixed charges:
     Interest expense (including capitalized interest)         14,615        24,816      19,086     20,290      18,903      16,682
     1/3 of net rent expense                                      282           368         342        335         302         282
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        Total fixed charges                                    14,897        25,184      19,428     20,625      19,205      16,964
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Earnings (excluding capitalized interest)                     $22,525       $36,945     $31,476    $28,835     $29,712     $26,268
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Fixed charges                                                 $14,897       $25,184     $19,428    $20,625     $19,205     $16,964
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Ratio of earnings to fixed charges                               1.51          1.47        1.62       1.40        1.55        1.55
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